UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 5, 2009

Date of Report (Date of earliest event reported)

Commission File No. 0-14225

EXAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-1741481
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

48720 Kato Road, Fremont, CA 94538

(Address of principal executive offices, Zip Code)

(510) 668-7000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01. Financial Statements and Exhibits.

(b)	Pro forma financial information.

The Registrant is filing the following Pro Forma Combined Condensed Statement of Operations for the twelve months ended March 30, 2008 in anticipation of the filing of a registration statement on Form S-4 to be filed by the Registrant in connection with an exchange offer pursuant to the Agreement and Plan of Merger, dated as of February 23, 2009, among Exar Corporation, Hybrid Acquisition Corp. and hi/fn, inc (“Hifn”). The following Pro Forma Combined Condensed Statement of Operations gives effect to the Registrant’s acquisition of Sipex Corporation on August 25, 2007 as if the acquisition had occurred on April 1, 2007 and the companies had been combined for the twelve month period ended March 30, 2008. The pro forma information presented is for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the acquisition had been completed on the dates indicated, nor is it indicative of future operating results or financial position.

The exchange offer described herein has not commenced. The description contained herein is neither an offer to purchase nor a solicitation of an offer to sell shares of Exar. In connection with the exchange offer, Exar intends to file a registration statement on Form S-4 and a Tender Offer Statement on Schedule TO with the SEC and Hifn intends to file a solicitation/recommendation statement on Schedule 14D-9. Such documents, however, are not currently available. These documents contain important information about the transaction and investors and security holders are urged to read these documents carefully before any decision is made with respect to the exchange offer. Investors and security holders will be able to obtain free copies of the registration statement on Form S-4, Schedule TO, Schedule 14D-9 as well as other filings containing information about Exar and Hifn without charge, at the SEC’s website (http://www.sec.gov) once such documents are filed with the SEC. A free copy of the exchange offer materials, when they become available, may also be obtained from Exar’s website at www.exar.com or from Hifn’s website at www.hifn.com.

This Form 8-K contains forward-looking statements about Exar, Hifn and their expectations for Exar’s proposed acquisition of Hifn. All statements in this Form 8-K concerning activities, events or developments that Exar or Hifn expects, believes or anticipates may occur in the future are forward-looking statements and can generally be identified by the use of words such as “anticipates”, “expects”, “intends”, “will”, “could”, “believes”, “estimates”, “continue” and similar expressions. Forward-looking statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties and other factors that may cause actual results and performance to be materially different from results or performance expressed or implied by forward-looking statements, including the following risks: the risk that the exchange offer and the merger will not close because of a failure to satisfy one or more conditions; the risk that Exar’s business or Hifn’s business will have been adversely impacted during the pendency of the exchange offer; the risk that operations will not be integrated successfully; and the risk that expected cost savings and other synergies from the transaction may not be realized, difficulties retaining key employees; and other economic, business, competitive and regulatory factors affecting the business of Exar and Hifn generally, including those set forth in the filings of Exar and Hifn with the SEC, especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of their respective Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other SEC filings. Except as required by law, Exar and Hifn are under no obligation (and disclaim any obligation) to update or alter their forward-looking statements whether as a result of new information, future events, or otherwise.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

The following unaudited pro forma combined condensed statements of operations are based on the historical financial statements of Exar and Sipex after giving effect to the acquisition of Sipex by Exar using the purchase method of accounting and applying the assumption and adjustments described in the accompanying notes.

The unaudited pro forma combined condensed statements of operations for the twelve months ended March 30, 2008 are presented as if the merger had occurred on April 1, 2007. You should read this information in conjunction with the:

•	accompanying notes to the Unaudited Pro Forma Combined Condensed Statements of Operations;

•	consolidated statements of operations for the fiscal year ended March 30, 2008 included in our Annual Report on Form 10-K, as amended by Amendment No. 1 on Form 10-K/A; and

•	separate unaudited condensed historical financial statements of Sipex for the three months ended June 30, 2007, included in the Form 8-K/A filed on November 5, 2007.

The pro forma information presented is for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the merger had been completed on the dates indicated, nor is it indicative of future operating results or financial position. The pro forma adjustments are based upon available information and certain assumptions that Exar believes are reasonable.

Pursuant to the purchase method of accounting, the total estimated purchase price, calculated as described in Note 1 to these unaudited pro forma combined condensed financial statements, has been allocated to assets acquired and liabilities assumed based on their respective fair values. Exar’s management has determined the fair value of the intangible assets and tangible assets acquired and liabilities assumed. Any differences between the fair value of the consideration issued and the fair value of the assets acquired and liabilities assumed was recorded as goodwill.

The unaudited pro forma combined condensed statement of operations for the twelve months ended March 30, 2008 has been derived from:

•	the consolidated statements of operations for the fiscal year ended March 30, 2008; and

•	the unaudited historical condensed consolidated statement of operations of Sipex for the five months ended August 25, 2007.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

	Fiscal Year Ended March 30, 2008 (1)	Sipex April 1 - August 25, 2007	Pro Forma Adjustments	(2)		Pro Forma Combined
	(In thousands, except per share amounts)
Net sales:
Net sales	$67,925	$15,608	$—			$83,533
Net sales, related party	21,818	12,474	—			34,292

Total net sales	89,743	28,082	—			117,825
Cost of sales:
Cost of sales	33,773	13,589	(31)	(a	)	47,331
Cost of sales, related party	10,406	9,050	(20)	(a	)	19,436
Amortization of purchased intangible assets	5,452	—	3,559	(b	)	9,011

Total cost of sales	49,631	22,639	3,508			75,778
Gross profit	40,112	5,443	(3,508)			42,047
Operating expenses:
Research and development	30,660	5,733	(98)	(c	)	36,295
Acquired in-process research and development	8,800	—	(8,800)	(d	)	—
Selling, general and administrative	37,899	15,343	(1,492)	(e	)	51,750
Restructuring	—	(90)	—			(90)
Goodwill and other intangible asset impairment	165,191	—	—			165,191
Amortization of intangible assets	—	—	471	(f	)	471

Total operating expenses	242,550	20,986	(9,919)			253,617
Loss from operations	(202,438)	(15,543)	6,411			(211,570)
Other income, net:
Interest income and other, net	16,037	100	—			16,137
Interest expense	(771)	(5,128)	4,604	(g	)	(1,295)
Other-than-temporary loss on long-term investments	(591)	—	—			(591)

Total other income and expense	14,675	(5,028)	4,604			14,251
Income (loss) before income taxes	(187,763)	(20,571)	11,015			(197,319)
Provision (benefit) for income taxes	8,116	89	(289)	(h	)	7,916

Net income (loss)	$(195,879)	$(20,660)	$11,304			$(205,235)

Loss per share:
Basic loss per share	(4.55)					(4.76)

Diluted loss per share	(4.55)					(4.76)

(1)	The results of operations of Sipex were included in our unaudited statement of operations beginning August 26, 2007.
(2)	See corresponding sections of Note 2 below.

1. Basis of Presentation

On August 25, 2007, we completed our merger with Sipex, a company that designed, manufactured and marketed high performance, analog ICs used by OEMs in the computing, consumer electronics, communications and networking infrastructure markets. As a result of the merger, we have combined product offerings, increased technical expertise, distribution channels, customer base and geographic reach as well as reduced expenses due to significant cost synergies.

Each share of Sipex’s common stock outstanding at the effective time of the merger was converted into 0.6679 shares of our common stock. As a result, approximately 16.5 million shares of our common stock were issued. The fair value of the common stock issued was determined using a share price of $13.97, which represented the average closing price of our common stock for two trading days before and two trading days after May 8, 2007, the date the merger was announced. We assumed stock options to purchase approximately 2.2 million shares of our common stock. The fair value of options assumed was estimated by using the Black-Scholes option pricing model and a share price of $13.97. In addition, in connection with the merger, we assumed warrants to purchase approximately 280,000 shares of our common stock. The warrants are exercisable at any time for shares of our common stock at an initial exercise price of $9.63 per share, subject to adjustment upon certain events. The warrants expire on May 18, 2011. The fair value of $5.31 for each warrant assumed was estimated by using the Black-Scholes option pricing model and a share price of $13.97.

The merger was accounted for as a purchase in accordance FAS 141. Accordingly, the results of operations of Sipex and estimated fair value of assets acquired and liabilities assumed were included in our consolidated financial statements beginning August 26, 2007.

The total estimated purchase price of the merger was as follows (in thousands):

Amounts
Fair value of Exar common stock issued	$229,999
Fair value of options and warrants assumed	16,701
Direct transaction costs	4,038

Total estimated purchase price	$250,738

2. Pro forma adjustments

The following pro forma adjustments are included in the unaudited pro forma combined condensed statements of operations:

(a)	Adjustments to cost of sales (in thousands):

Twelve Months Ended March 30, 2008
To eliminate share based compensation expense recorded by Sipex under SFAS 123-(R), “Share-Based Payment” (“SFAS 123(R)”)	(120)
To record amortization of unearned compensation related to Sipex options assumed	89

Total	(31)

Twelve Months Ended March 30, 2008
To eliminate share based compensation expense recorded by Sipex under SFAS 123-(R)	(80)
To record amortization of unearned compensation related to Sipex options assumed	60

Total	(20)

(b)	Adjustments to amortization of purchased intangible assets (in thousands):

Twelve Months Ended March 30, 2008
To record amortization of identified intangibles assets	$3,559

(c)	Adjustments to research and development (in thousands):

Twelve Months Ended March 30, 2008
To eliminate share based compensation expense recorded by Sipex under SFAS 123-(R)	$(277)
To record amortization of unearned compensation related to Sipex options assumed	179

Total	(98)

(d)	Adjustments to acquired in-process research and development (in thousands):

Twelve Months Ended March 30, 2008
To reverse the non-recurring charge for acquired IPR&D	$8,800

(e)	Adjustments to expenses for selling, general and administrative (in thousands):

Twelve Months Ended March 30, 2008
To eliminate share based compensation expense recorded by Sipex under SFAS 123-(R)	$(2,268)
To record amortization of unearned compensation related to Sipex options assumed	741
To record depreciation expense relating to the increase in the fair value of Sipex’s building	35

Total	(1,492)

(f)	Adjustments to amortization of intangibles (in thousands):

Twelve Months Ended March 30, 2008
To record amortization of identified intangibles assets	$471

(g)	Included in the adjustments to interest expense is an adjustment to eliminate Sipex interest expense associated with the Sipex convertible notes incurred during the period from April 1, 2007 to August 25, 2007. All Sipex convertible notes outstanding at June 30, 2007 were converted into Sipex common stock prior to August 25, 2007.

The adjustments to interest expense (in thousands):

Twelve Months Ended March 30, 2008
To record interest expense on the increase in basis of Sipex’s lease financing obligation	$18
To reduce interest expense related to the conversion of convertible senior notes	(4,622)

Total	(4,604)

(h)	The pro forma income taxes adjustment reflects foreign and state taxes on a combined basis, which could not be reduced by jurisdictional net operating losses and tax credits. The adjustment is as follows (in thousands):

Twelve Months Ended March 30, 2008
To record income taxes on a combined basis	$289

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2009

EXAR CORPORATION

By:	/s/ J. Scott Kamsler
Name: J. Scott Kamsler Title: Senior Vice President and Chief Financial Officer